SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)     FEBRUARY 20, 1998


                         HI-RISE RECYCLING SYSTEMS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
-------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


                   0-21946                                65-0222933
          -------------------------            ---------------------------------
          (Commission File Number)             (IRS Employer Identification No.)


                             16255 N.W. 54TH AVENUE
                                 MIAMI, FLORIDA                            33014
-------------------------------------------------------------------------------
                      (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code      (305) 624-9222


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 20, 1998, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 11, 1998 (the "Hesco Merger Agreement"), by and among Hi-Rise Recycling Systems, Inc., a Florida corporation ("the Registrant"), HS Acquisition Corp., a newly-formed wholly-owned subsidiary of the Registrant and a Florida corporation (the "Hesco Merger Sub"), Hesco Sales, Inc., a Florida corporation ("Hesco"), and Evelio Acosta, the sole shareholder of Hesco ("Acosta"), the Hesco Merger Sub merged with and into Hesco, with Hesco as the surviving corporation (the "Hesco Merger"). As a result of the Hesco Merger, Hesco became a wholly-owned subsidiary of the Registrant. The consideration for the Hesco Merger (the "Hesco Merger Consideration") paid by the Registrant was $8,300,000 in cash (including $2,236,281 in repayment of shareholders loans). The Hesco Merger Consideration was determined through negotiations between the Registrant and Acosta. Reference is made to the Hesco Merger Agreement, filed as
Exhibit 2.1 hereto, for further information concerning the terms and conditions of the Hesco Merger. The Hesco Merger Agreement and such information are incorporated herein by reference.

         On February 20, 1998, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 11, 1998 (the "Atlantic Maintenance Merger Agreement"), by and among the Registrant, AM Acquisition Corp., a newly-formed wholly-owned subsidiary of Registrant and a Florida corporation (the "Atlantic Maintenance Merger Sub"), Atlantic Maintenance of Miami, Inc., a Florida corporation ("Atlantic Maintenance"), and Acosta, the sole shareholder of Atlantic Maintenance, the Atlantic Maintenance Merger Sub merged with and into Atlantic Maintenance, with Atlantic Maintenance as the surviving corporation (the "Atlantic Maintenance Merger"). As a result of the Atlantic Maintenance Merger, Atlantic Maintenance became a wholly-owned subsidiary of the Registrant. The consideration for the Atlantic Maintenance Merger (the "Atlantic Maintenance Merger Consideration") consisted of 1,276,094 shares of the common stock, $.01 par value (the "Common Stock"), of the Registrant. The Atlantic Maintenance Merger Consideration was determined through negotiations between the Registrant and Acosta. Reference is made to the Atlantic Maintenance Merger Agreement, filed as Exhibit 2.2 hereto, for further information concerning the terms and conditions of the Atlantic Maintenance Merger. The Atlantic Maintenance Merger Agreement and such information are incorporated herein by reference.

          In connection with the Hesco Merger and simultaneous to the consummation thereof, Hesco entered into three five-year employment agreements, one of which is with Acosta. In connection with the Hesco Merger and simultaneous to the consummation thereof, Hesco entered into a real-property lease (i) with Acosta and Gladys Acosta as lessors for premises used in connection with the operations of Hesco and for a term of five years, (ii) with the Acosta Family Limited Partnership as lessor for premises used in connection with the operations of Hesco and for a term of seven years and (iii) with Acosta and Gladys Acosta as lessors for premises used in connection with the operations of Hesco and for a term of eighteen months.

         Hesco's wholly-owned subsidiaries are United Truck & Body Corporation, a Florida corporation, Hesco Export, a Florida corporation, and Hesco Leasing, a Florida corporation (collectively, the "Hesco Subsidiaries"). Prior to the Hesco Merger, Hesco and the Hesco Subsidiaries were engaged in the business of manufacturing, marketing and selling solid waste handling equipment products (the "Hesco Business"). Hesco and the Hesco Subsidiaries' product lines include waste containers and trash compaction systems. Prior to the Atlantic Maintenance Merger, Atlantic Maintenance was engaged in the business of selling and servicing equipment related to the Hesco Business (the "Atlantic Maintenance Business"). The Registrant intends to continue the Hesco Business and the Atlantic Maintenance Business.

         The Registrant funded approximately $3,200,000 of the Hesco Merger Consideration from the proceeds of a private placement on February 20, 1998 of 1,299,098 shares of Common Stock of the Registrant at an offering price of $2.70 per share. The Registrant funded approximately $500,000 of the Hesco Merger Consideration from the proceeds of a $500,000 five-year term loan from Donald Engel, Chairman of the Board of Directors and Chief Executive Officer of the Registrant. The Registrant funded the remaining portion of the Hesco Merger Consideration from the proceeds of a line of credit and a term loan from Ocean Bank, N.A.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The Combined Financial Statements of Hesco Sales, Inc. and Subsidiaries and Atlantic Maintenance, Inc., for the years ended October 31, 1997 and 1996, together with the auditors' report thereon, are attached hereto as Attachment 7(a) and such Financial Statements are incorporated herein by this reference.

         (B)    PRO FORMA FINANCIAL INFORMATION

         It is currently impracticable to provide the pro forma financial information required pursuant to Item 310(d) of Regulation S-B. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

         (C)    EXHIBITS

                2.1 Agreement and Plan of Merger, dated as of February 11, 1998, by and among the Hi-Rise Recycling Systems, Inc., HS Acquisition Corp., Hesco Sales, Inc., and Evelio Acosta

                2.2 Agreement and Plan of Merger, dated as of February 11, 1998, by and among the Hi-Rise Recycling Systems, Inc., AM Acquisition Corp., Atlantic Maintenance of Miami, Inc., and Evelio Acosta

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                             HI-RISE RECYCLING SYSTEMS, INC.


Dated:   March 9, 1998                       By:/S/ J. Gary McAlpin
                                                -------------------------------
                                                Chief Operating Officer

                              INDEX TO ATTACHMENTS



    ATTACHMENT                                       DESCRIPTION
-------------------     -------------------------------------------------------

       7(a) Audited Combined Financial Statements of Hesco Sales, Inc. and Subsidiaries and Atlantic Maintenance, Inc., for the years ended October 31, 1997 and 1996.

                       HESCO SALES, INC. AND SUBSIDIARIES

                         AND ATLANTIC MAINTENANCE, INC.

                         COMBINED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996

TABLE OF CONTENTS

                                                                           PAGES

Report of Independent Accountants                                           1

Combined Financial Statements:
     Balance Sheets                                                         2
     Statements of Operations                                               3
     Statements of Changes in Shareholders' Equity                          4
     Statements of Cash Flows                                               5
     Notes to Combined Financial Statements                               6 - 10

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Hesco Sales, Inc. and Subsidiaries
and Atlantic Maintenance, Inc.
Miami, Florida

We have audited the accompanying combined balance sheets of Hesco Sales, Inc. and Subsidiaries and Atlantic Maintenance, Inc. as of October 31, 1997 and 1996, and the related combined statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Hesco Sales, Inc. and Subsidiaries and Atlantic Maintenance, Inc. as of October 31, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Miami, Florida
February 6, 1998

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
COMBINED BALANCE SHEETS
OCTOBER 31, 1997 AND 1996


                                 ASSETS
                                                                                1997            1996
                                                                            ------------    ------------

Current assets:
     Cash and cash equivalents                                              $  1,369,600    $    584,320
     Accounts receivable, net of allowance for doubtful accounts
       of $50,000 and $65,000 in 1997 and 1996, respectively                   2,390,583       2,122,909
     Inventories                                                               1,917,273       1,873,978
     Deferred taxes                                                               74,000          54,000
     Other assets, net                                                           401,772         344,303
                                                                            --------------  ------------
              Total current assets                                             6,153,228       4,979,510

     Property and equipment, net                                               3,927,676       4,079,791
                                                                            -------------   ------------
             Total assets                                                   $  10,080,904   $  9,059,301
                                                                            =============   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                               $   1,061,669   $    679,727
     Revolving line of credit                                                     760,656        975,000
     Income taxes payable                                                         250,845              0
     Notes payable to shareholders                                              2,239,281      2,362,410
     Current portion of long-term debt                                             17,568         20,796
                                                                            -------------   ------------
             Total current liabilities                                          4,330,019      4,037,933

Long-term debt                                                                     18,040         37,575
                                                                            -------------   ------------

             Total liabilities                                                  4,348,059      4,075,508
                                                                            -------------   ------------

Commitments and contingencies

Shareholders' equity:
     Common stock, $.01 par value per share; 600,000 shares authorized;
         595,000 shares issued and outstanding at
         October 31, 1997 and 1996                                                  5,950          5,950
     Additional paid-in capital                                                   191,180        191,180
     Retained earnings                                                          5,535,715      4,786,663
                                                                            -------------   ------------
             Total shareholders' equity                                         5,732,845      4,983,793
                                                                            -------------   ------------
             Total liabilities and shareholders' equity                     $  10,080,904   $  9,059,301
                                                                            =============   ============



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996


                                                                       1997                  1996
                                                                   ------------          ------------

Revenues:
     Equipment sales                                               $ 10,435,901          $ 11,282,945
     Parts revenue                                                    1,526,687               899,595
                                                                   ------------          ------------
             Total revenues                                          11,962,588            12,182,540
                                                                   ------------          ------------
Costs and expenses:
     Cost of equipment and parts sold                                 7,991,143             8,362,936
     Selling, general and administrative expenses                     2,954,562             2,820,431
                                                                   ------------          ------------
             Total costs and expenses                                10,945,705            11,183,367
                                                                   ------------          ------------
             Operating income                                         1,016,883               999,173
                                                                   ------------          ------------

Other income (expense):
     Interest income                                                     61,584                33,424
     Interest expense                                                  (115,877)              (95,135)
     Other                                                              238,462                84,039
                                                                   ------------          ------------
                                                                        184,169                22,328
                                                                   ------------          ------------
             Income before income taxes                               1,201,052             1,021,501

Provision for income taxes                                              452,000               396,000
                                                                   ------------          ------------
             Net income                                            $    749,052          $    625,501
                                                                   ============          ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS'
EQUITY
FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996


                                    Shares of                     Additional                          Total
                                     Common        Common          Paid-in          Retained       Shareholders'
                                     Stock          Stock          Capital          Earnings         Equity
                                  -----------     ----------     ------------     -----------     -------------


Balance at November 1, 1995           595,000     $    5,950     $   191,180      $ 4,161,162      $ 4,358,292

Net income                                  0              0               0          625,501          625,501
                                 ------------     ----------     -----------      -----------      -----------
Balance at October 31, 1996           595,000          5,950         191,180        4,786,663        4,983,793

Net income                                  0              0               0          749,052          749,052
                                  -----------     ----------     -----------      -----------     ------------
Balance at October 31, 1997           595,000     $    5,950     $   191,180      $ 5,535,715     $  5,732,845
                                  ===========     ==========     ===========      ===========     ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED OCTOBER 31, 1997 AND 1996


                                                                                   1997               1996
                                                                                ------------      ------------

 Cash flows from operating activities:
  Net income                                                                    $    749,052      $    625,501
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization                                                    206,071           233,387
    Bad debt expense                                                                  50,000            14,374
    Provision for inventory obsolescence                                               5,000            71,000
    Deferred tax expense (benefit)                                                   (20,000)          119,000
    Loss on disposal of fixed assets                                                       0            56,753
    Changes in assets and liabilities:
      Accounts receivable                                                           (317,674)         (284,031)
      Inventories                                                                    (48,295)         (633,485)
      Other assets                                                                   (57,469)         (100,340)
      Accounts payable and accrued liabilities                                       381,942          (389,796)
      Income taxes payable                                                           250,845          (323,000)
                                                                                ------------      ------------
        Net cash provided by (used in) operating activities                        1,199,472          (610,637)
                                                                                ------------      ------------
Cash flows from investing activities:
  Purchase of property and equipment                                                 (53,956)                0
  Proceeds from disposal of fixed assets                                                   0            13,000
                                                                                ------------      ------------
       Net cash provided by (used in) investing activities                           (53,956)           13,000
                                                                                ------------      ------------
Cash flows from financing activities:
  Payments on notes payable to shareholders                                         (123,129)                0
  Proceeds from notes payable to shareholders                                              0           142,447
  Net proceeds (payments) on revolving line of credit                               (214,344)          725,000
  Payments on long-term debt                                                         (22,763)         (126,719)
                                                                                ------------      ------------
       Net cash provided by (used in) financing activities                          (360,236)          741,268
                                                                                ------------      ------------

Net increase in cash and cash equivalents                                            785,280           143,631

Cash and cash equivalents, beginning of year                                         584,320           440,689
                                                                                ------------      ------------
Cash and cash equivalents, end of year                                          $  1,369,600      $    584,320
                                                                                ============      ============
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest                                        $    115,877      $     95,135
                                                                                ============      ============

  Cash paid during the year for taxes                                           $    164,669      $    250,000
                                                                                ============      ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

1.       BUSINESS ORGANIZATION:

         Hesco Sales, Inc. ("Hesco") and Subsidiaries (the "Company") manufactures waste collection containers and disposal equipment. Hesco, the parent company, is based in Medley, Florida. Hesco's wholly-owned subsidiaries are United Truck & Body Corporation, based in Okahumpka, Florida, Hesco Export, based in Medley, Florida, and Hesco Leasing, also based in Medley, Florida. Atlantic Maintenance ("Atlantic") is owned by the Company's majority shareholder and sells and services equipment related to Hesco's business.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         PRINCIPLES OF COMBINATION

         The combined financial statements include the accounts of the Company, its wholly-owned subsidiaries and Atlantic. All significant intercompany transactions have been eliminated.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For the purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash and cash equivalents with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution.

         INVENTORIES

         Inventories consist primarily of systems held for sale and spare parts, which are stated at the lower of cost (first-in, first-out method) or market.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets. The Company and its wholly owned subsidiaries use a straight-line method for depreciating assets. When the assets are sold, replaced or otherwise retired, the costs and related accumulated depreciation are removed from the accounts and any related gains or losses are included in operations.

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
NOTES TO BE COMBINED FINANCIAL STATEMENTS


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         INCOME TAXES

         The Company uses the asset and liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the time periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         REVENUE RECOGNITION

         The Company recognizes revenue upon receipt and acceptance of products shipped to customers.

3.       Inventories:

         Inventories consisted of the following:

                                                1997                   1996
                                           --------------         --------------

          Raw materials                    $      529,682         $      393,513
          Work-in-process                         370,732                341,328
          Finished goods                        1,016,859              1,139,137
                                           --------------         --------------

                                           $    1,917,273         $    1,873,978
                                           ==============         ==============

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS


4.       PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment at October 31 consisted of the following:

                                                  1997                   1996
                                              -----------            -----------

          Land                                $    938,921           $   938,921
          Building                               3,326,095             3,316,796
          Leasehold improvements                   465,748               422,843
          Furniture and fixtures                   169,902               169,902
          Machinery and equipment                1,803,427             1,798,079
          Trucks and automobiles                   818,672               804,901
                                              ------------           -----------
                                                 7,522,765             7,451,442

          Less accumulated depreciation          3,595,089             3,371,651
                                              ------------           -----------

                                              $  3,927,676           $ 4,079,791
                                              ============           ===========

5.       RELATED PARTY TRANSACTIONS:

         The Company purchases raw materials from and sells products to Pacific Waste and National Assemblers, companies which are 100% owned by the brother of the Company's major shareholder. Purchases and sales for fiscal 1997 were approximately $108,000 and $35,000, respectively, while purchases and sales for fiscal 1996 were approximately $112,000 and $21,000, respectively.

6.       REVOLVING LINE OF CREDIT:

         The Company has a revolving line of credit agreement with a financial institution. The balance at October 31, 1997 and 1996 was $760,656 and $975,000, respectively. The revolving credit loan agreement provides for borrowings up to a maximum of $1,000,000 and is collateralized primarily by accounts receivable, inventory, and equipment. The revolving line of credit is payable on demand and bears interest at a variable rate plus 0.5% (9.0% at October 31, 1997).

7.     NOTES PAYABLE TO SHAREHOLDERS:

         As of October 31, 1997 and 1996, the Company, through promissory notes, owed $2,239,281 and $2,362,410, respectively, to its majority shareholders. These promissory notes are payable on demand and bear interest at various fixed rates ranging from 2.5% to 6.0%.

8.       LONG-TERM DEBT:

         Long-term debt at October 31 consisted of the following:

                                                                                  1997               1996
                                                                             --------------      --------------

          Promissory note, bearing interest payable
          at a rate of 8.0% maturing August 1999 (collateralized by
               automobiles)                                                  $       35,608      $       53,176

          Promissory note, bearing interest payable
          at a rate of 9.0% paid in August 1997 (collateralized by trucks)                0               5,195
                                                                             --------------      --------------
                                                                                     35,608              58,371

          Less current portion                                                       17,568              20,796
                                                                             --------------      --------------

          Long-term debt, net of current portion                             $       18,040      $       37,575
                                                                             ==============      ==============


9.       INCOME TAXES:

         The significant components of income taxes for the years ended October 31, 1997 and 1996 are as follows:

                                                                                 1997                  1996
                                                                             --------------      -------------

          Currently payable:
              Federal                                                        $      402,000      $     236,000
              State                                                                  70,000             41,000
                                                                             --------------      -------------
                                                                                    472,000            277,000
                                                                             --------------      -------------

          Deferred provision:
              Federal                                                              (17,000)            101,000
              State                                                                (30,000)             18,000
                                                                             --------------      -------------
                                                                                   (20,000)            119,000
                                                                             --------------      -------------
                                                                             $      452,000      $     396,000
                                                                             ==============      =============

The deferred tax assets recorded in the combined financial statements represent inventory and accounts receivable reserves not yet taken for income tax reporting purposes.

HESCO SALES, INC. AND SUBSIDIARIES
AND ATLANTIC MAINTENANCE, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

10.      FINANCIAL INSTRUMENTS:

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         In fiscal 1997 and 1996, sales to two and four customers, respectively, exceeded 10% of total sales. Sales to these customers accounted for approximately 29% and 46% of total sales for the years ended October 31, 1997 and 1996, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturity of these items. The carrying amount of the revolving line of credit approximates fair value because the interest rate changes with the market interest rate. Based on the borrowing rates currently available to the Company for loans with similar terms, the carrying amount of long-term debt approximates fair value.

11.      SUBSEQUENT EVENT:

         The Company's shareholders have entered into a letter of intent to sell all of its outstanding capital stock to Hi-Rise Recycling Systems, Inc. ("Hi-Rise") for approximately $11.2 million comprised of $7.7 million in cash and $3.5 million of Hi-Rise's Common Stock. In addition, it is anticipated that financing will be obtained by the buyer to repay the outstanding shareholder loans of approximately $2.2 million. The Company's management anticipates that the transaction will close in February 1998.

         Additionally, land and buildings used in operations with a carrying value of approximately $3.0 million were tranferred to an affiliate of the Company's majority shareholder in consideration of a promissory note of $1.6 million in December 1997. The note is scheduled to be paid from proceeds received by the shareholders in connection with the sale of the Company. It is anticipated that the land and buildings will be leased back to the Company.

                                 EXHIBIT INDEX

EXHIBIT                                     DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of February 11, 1998, by and among the Hi-Rise Recycling Systems, Inc., HS Acquisition Corp., Hesco Sales, Inc., and Evelio Acosta

2.2 Agreement and Plan of Merger, dated as of February 11, 1998, by and among the Hi-Rise Recycling Systems, Inc., AM Acquisition Corp., Atlantic Maintenance of Miami, Inc., and Evelio Acosta